UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

CNH INDUSTRIAL N.V.

(Exact name of registrant as specified in its charter)

Netherlands	001-36085	98-1125413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

+44 2079 251964

Registrant’s telephone number including area code

N/A

(Former name, former address and former fiscal year, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value €0.01	CNH	New York Stock Exchange
3.850% Notes due 2027	CNH27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 9, 2026, CNH Industrial N.V. (“CNH” or the “Company”) and CNH Industrial America LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “U.S. Seller” and, together with the Company, the “Sellers”), entered into a Transaction Agreement (the “Transaction Agreement”) with Kobelco Construction Machinery Co., Ltd., a Japanese corporation (the “Purchaser”), Kobelco Construction Machinery Investment U.S.A. LLC, a Delaware limited liability company (“U.S. Purchaser” and, together with the Purchaser, the “Purchasers”) and Kobe Steel, Ltd., a Japanese corporation and the ultimate parent of the Purchaser and U.S. Purchaser (the “Guarantor”), pursuant to which, upon the terms and subject to the conditions set forth therein, the Purchaser will acquire a 70% interest in a newly formed UK entity and U.S. Purchaser will acquire a 70% interest in a newly formed Delaware entity, which two entities will collectively hold the Company’s Construction Equipment business (the “Business”).

Prior to the closing of the transactions contemplated by the Transaction Agreement (the “Closing”), the Company will complete an internal reorganization pursuant to which (i) the assets, liabilities and entities of the Business primarily related to the United States will be transferred to Case Construction U.S. LLC, a Delaware limited liability company wholly owned by the U.S. Seller (“CE U.S. JV”), subject to certain exceptions, and (ii) the remaining assets, liabilities and entities of the Business will be transferred to Case Construction UK Limited, a company incorporated and tax resident in the United Kingdom, wholly owned by the Company (“CE JV” and, together with CE U.S. JV, the “Companies”) (the “Pre-Closing Reorganization”). At the Closing, the Company will sell to the Purchaser 70% of the equity interests of CE JV and the U.S. Seller will sell to the U.S. Purchaser 70% of the equity interests of CE U.S. JV. The Company will retain the remaining 30% interest in CE JV and the U.S. Seller will retain the remaining 30% interest in CE U.S. JV. In addition, immediately following the Closing, the Company’s Indian construction equipment subsidiary (the “India Subsidiary”) will be sold to CE JV pursuant to separate share purchase agreements (collectively, the “India SPA”). The aggregate consideration payable by the Purchaser and the U.S. Purchaser will be $700 million in cash, equal to 70% of an agreed enterprise value of the Companies of $1 billion, as adjusted for cash, indebtedness and net working capital as of a specified time prior to the Closing, less certain transaction expenses, and is subject to a customary post-Closing adjustment (the “Purchase Price”).

The Transaction Agreement contains customary representations, warranties and covenants of each of the Sellers and the Purchasers, including, among others, covenants of the Sellers to conduct the Business in the ordinary course consistent with past practice prior to the Closing, to complete the Pre-Closing Reorganization in all material respects and to deliver certain audited combined financial statements of the Business, and covenants of the Purchasers relating to, among other things, tax matters, and access to information. The representations and warranties of the parties will not survive the Closing (or, with respect to the representations and warranties relating to the India Subsidiary, the closing under the India SPA). Subject to customary limitations, the parties have agreed to use reasonable best efforts to cause the transaction to be consummated and to obtain required regulatory approvals.

Consummation of the transaction is subject to the satisfaction or waiver of certain conditions, including (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other specified merger control and foreign investment approvals, (ii) the absence of any law or order prohibiting the transaction, (iii) the completion of the Pre-Closing Reorganization in all material respects, (iv) the delivery of certain audited combined financial statements of the Business, (v) the delivery of certain agreements, instruments and documents and the completion of certain actions relating to the Company’s Indian subsidiary, (vi) the receipt of certain third-party consents, (vii) the absence of a material adverse effect on the Business occurring and continuing as of the closing and (viii) the accuracy of each party’s representations and warranties and the performance of its covenants, in each case subject to specified materiality standards. The transaction is expected to close by the end of 2027, subject to the satisfaction or waiver of the closing conditions.

The Transaction Agreement contains certain termination rights, including, among others, for either party (i) if the Closing does not occur on or before March 30, 2028 (subject to automatic extension by two successive 90-day periods if only regulatory conditions remain unsatisfied), (ii) if the other party breaches its representations, warranties or covenants such that a closing condition would fail to be satisfied, subject to a cure period, (iii) if a final, non-appealable order or law permanently prohibits the transaction, or (iv) upon mutual agreement.

Pursuant to the Transaction Agreement, the Guarantor has guaranteed the payment and performance of the Purchasers’ obligations under the Transaction Agreement and the India SPA, including payment of the Purchase Price.

The Transaction Agreement provides that, at the Closing, the Company or its affiliates and the Companies will enter into certain ancillary agreements to support the separation and continued operation of the Business, including a transition services agreement.

The foregoing description of the Transaction Agreement and the transactions contemplated thereby is a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Transaction Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 9, 2026, the Company issued a press release announcing entry into the Transaction Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements relating to the expected timing of the Closing, the satisfaction of the conditions to the Closing, the completion of the Pre-Closing Reorganization, the expected cash consideration to the Company, the expected benefits of the transaction and the Company’s retained interest in the Companies. Forward-looking statements are based on current expectations and are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things: risks related to the effect of the announcement of the Transaction on the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business and on the Company’s operating results and business generally; the possible diversion of management’s time and attention from ongoing business operations and opportunities; the ability of the parties to consummate the Transaction on a timely basis, in the expected timeframe or at all; the satisfaction of the conditions precedent to consummation of the Transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction; the ability to successfully run the future joint venture; the costs, fees, expenses and charges related to the Transaction; the effect of contractual adjustments to the consideration to be received by the Company; risks related to the Pre-Closing Reorganization and the separation of the Business; the expected future performance of the Companies and the value of the Company’s retained interests, including the effects of dilution and of transfer restrictions during the lock-up period; the length of time the Company remains a stockholder in the Companies and the level of its future ownership; the effect of early release from the lock-up; the Company’s limited ability to control CE JV as a minority owner; the effect of any legal proceedings related to the Transaction; general economic conditions and conditions in the markets in which the Company operates; and other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 2.1*	Transaction Agreement, dated as of November 9, 2026, by and among CNH Industrial N.V., CNH Industrial America LLC, Kobelco Construction Machinery Co., Ltd., Kobelco Construction Machinery Investment U.S.A. LLC and Kobe Steel, Ltd.

Exhibit 99.1	Press release dated November 9, 2026 issued by CNH Industrial N.V.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company undertakes to furnish supplementally an unredacted copy of the exhibit to the U.S. Securities and Exchange Commission upon its request. Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNH INDUSTRIAL N.V.

By:	/s/ Britton Worthen
Name:	Britton Worthen
Title:	Chief Legal and Compliance Officer

Date: November 9, 2026